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EXHIBIT 23.01

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated March 2, 2001, included in Xcel Energy Inc.'s previously filed Registration Statement on Form S-8 No. 333-54460 (relating to the Xcel Energy's Executive Annual Incentive Award Plan; Registration Statement on Form S-8 No. 333-51786 (relating to the Xcel Energy Executive Long-Term Incentive Award Stock Plan); Registration Statements on Form S-3 No. 333-00415 and 333-91497 (relating to the Northern States Power Company Dividend Reinvestment and Stock Purchase Plan), Registration Statement on Form S-8 No. 2-61264 (relating to the Northern States Power Company Employee Stock Ownership Plan), Registration Statements on Form S-8 No. 33-38700 and 333-91495 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan), Registration Statement on Form S-8 No. 333-48610 (relating to New Century Energies, Inc. Omnibus Incentive Plan; Public Service Company of Colorado Omnibus Incentive Plan; Southwestern Public Service Company 1989 Stock Incentive Plan; Southwestern Public Service Company Employee Investment Plan; and Southwestern Public Service Company Directors' Deferred Compensation Plan), Registration Statement on Form S-8 No. 333-48604 (relating to New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; New Century Energies, Inc. Employees' Savings and Stock Ownership Plan For Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees' Savings and Stock Ownership Plan For Non-Bargaining Unit Employees), Registration statement on Form S-8 No. 333-48590 (relating to Xcel Energy Inc. Omnibus Incentive Plan), Registration Statement on Form S-3 No. 333-46842 (relating to Xcel Energy's $1,000,000,000 Principal Amount of Debt Securities), Registration Statement on Form S-3 No. 333-36270 (relating to Xcel Energy's Direct Purchase Plan), and Registration Statement on Form S-3 No. 333-35482 (relating to acquisition of Natrogas, Inc.).

                      ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
  March 2, 2001.

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS